UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2005

Leadis Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50770	77-0547089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 W. California Avenue; Suite 200; Sunnyvale, California	94086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 331-8600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2005, the Compensation Committee of the Board of Directors of Leadis Technology, Inc. (the “Company”) established the terms of the Company’s management bonus plan for 2005 (the “Bonus Plan”). Under the Bonus Plan, cash bonuses for services to be performed in 2005, if any, will be based on the achievement of both corporate goals and individual performance targets. These bonuses are designed to attract, motivate, retain and reward the Company’s executive officers and are at the discretion of the Company’s Board of Directors or the Compensation Committee.

Under the Bonus Plan, bonuses may range from 0% (if minimum objectives are not achieved) to a maximum of 150% (if results exceed objectives) of the target bonus amount. The target bonus for each executive officer is based on a percentage of his base salary. The target bonus for the Company’s chief executive officer is based solely on the Company’s performance. The target bonus for the Company’s senior sales executive is weighted so that one-half of the target bonus is based on the Company’s performance and one-half is based on individual performance criteria as established by the Company’s chief executive officer. The target bonuses for all other executive officers of the Company are weighted so that three-fourths of the target bonus is based on the Company’s performance and one-quarter is based on individual performance criteria as established by the Company’s chief executive officer. Individual performance goals will vary depending on the Company’s strategic plan initiatives and the responsibilities of the positions held by the executive officers.

The objective Company performance goals for each of the executive officers is based on the Company’s 2005 results of operations, expansion of the Company’s product portfolio, diversification of the Company’s customer base, achievement of recruitment goals, and compliance with requirements of Section 404 of Sarbanes-Oxley Act of 2002. The Company’s Board of Directors or the Compensation Committee also reserves the right to modify the objective performance goals at any time based on business changes during the year or to grant bonuses to the executive officers even if the objective performance goals are not met.

A copy of the Bonus Plan is filed with this report as Exhibit 99.1. The foregoing description of the Bonus Plan is subject to, and qualified in its entirety by, the Bonus Plan.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Leadis Technology, Inc. 2005 Management Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leadis Technology, Inc.

Date: June 28, 2005	/s/ Victor K. Lee
Victor K. Lee
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
99.1	Leadis Technology, Inc. 2005 Management Bonus Plan.